UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2006

NN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Waters Edge Drive Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423)743-9151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Material Definitive Agreements.

On September 21, 2006, NN, Inc. (the "Company") entered into a Credit Agreement among the Company and the Lenders named therein, KeyBank National Association as Lead Arranger, Book Runner and Administrative Agent and AmSouth Bank, as Swing Line Lender.  The Credit Agreement provides for a five-year $120 million credit facility maturing in September 2011.  The foregoing description of the Credit Agreement is qualified in its entirety to the Credit Agreement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Also on September 21, 2006, the Company entered into the  First Amendment to Note Purchase Agreement dated as of September 21, 2006 (the "Amended Note Agreement") among the Company and The Prudential Insurance and Annuity Company, American Bankers Life Assurance Company of Florida, Inc., Farmers New World Life Insurance Company, and Times Insurance Company (collectively, the "Noteholders"), under which the Noteholders released certain of the Company's subsidiaries from their guaranty obligations under the Note Purchase Agreement dated as of April 26, 2004.  The foregoing description of the Amended Note Agreement is qualified in its entirety to the Amended Note Agreement, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

 (c)  Exhibits.

Exhibit
Number                    Description of Exhibit

99.1        Credit Agreement dated as of September 21, 2006 among NN, Inc. and the Lenders named therein, KeyBank National Association as Lead Arranger, Book Runner   and  Administrative Agent and AmSouth Bank, as Swing Line Lender.

99.2        First Amendment to Note Purchase Agreement dated as of September 21, 2006 among NN, Inc. and The Prudential Insurance and Annuity Company, American Bankers Life Assurance Company of Florida, Inc., Farmers New World Life Insurance Company, and Times Insurance Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NN, INC.

Date: September 27, 2006	By:	/s/ William C. Kelly, Jr.
Title: Vice President and Chief Administrative Officer

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